EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 11, 1998, on the December 31, 1997 consolidated financial statements, included in this form 10-K, into the Company's previously filed Registration Statement File Numbers 33-18187, 33-30522, 33-43131, 2-88509,
33-54842, 33-54844, 33-54846, 33-54850, 33-62253, 33-63215, and 333-31707.

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Houston, Texas
March 20, 1998